Orbital Tracking Corp. Completes Name Change, Launches New Orbsat Corp Corporate Identity

- Ongoing Transformation Accelerated with 1-For-15 Reverse Stock Split -

AVENTURA, FL – August 19, 2019 – Orbital Tracking Corp. (OTCQB: TRKKD) (“Orbital Tracking” or the “Company”) today announced that it has advanced its corporate transformation with the launch of its new Orbsat Corp identity. To further accelerate its transformation, the Company has effectuated a 1-for-15 reverse split of its outstanding shares of common stock and preferred stock.

Effective today, the Company will commence trading under the temporary ticker symbol “TRKKD” for the next twenty trading days. After this twenty-day period, the Company’s ticker will be permanently changed to the new Orbsat Corp “OSAT” symbol.

The Orbsat Corp identity reflects the Company’s emphasis on serving the growing global demand for satellite-enabled voice, data and IoT connectivity services. We believe that the Company’s long-term experience providing tens of thousands of government, commercial and consumer customers with mobile satellite services uniquely positions it to capitalize on the significant new business opportunities being created by the massive global investment in new and upgraded low earth orbit and geostationary satellite networks to provide high-speed internet across the globe.

“The implementation of the reverse split and launch of our new corporate identity are pivotal developments in our strategic plan to fundamentally transform our company into a leading global provider of satellite enabled communications products and services,” said David Phipps, Chief Executive Officer of Orbsat Corp. “Orbsat reflects our future vision for the business, one that builds on our proven expertise, potential new partnerships with leading innovative industry partners and a growing array of connectivity solutions and services. Supported by a successful refinancing and recapitalization, we believe that Orbsat is well positioned to capitalize on the emerging opportunities we see in the global communications marketplace.”

For information on Orbsat Corp and its array of products and services, please visit its new website at www.orbsat.com.

About Orbsat Corp

Orbsat provides services and solutions to fulfill the rapidly growing global demand for satellite-based voice, high-speed data, tracking and IoT connectivity services. Our long-term experience providing government, commercial, military and individual consumers with Mobile Satellite Services uniquely positions us to capitalize on the significant opportunities being created by global investments in new and upgraded satellite networks. Our U.S. and European based subsidiaries, Orbital Satcom and Global Telesat Communications have over 50 years’ combined expertise in providing global satellite connectivity solutions for more than 35,000 customers located in over 160 countries across the world.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for Orbsat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net